Exhibit 10.2

Execution Version

EARTHSTONE ENERGY, INC.

AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN

GLOBAL AMENDMENT TO

PERFORMANCE-BASED AWARD AGREEMENTS

This Global Amendment to Notices of Performance Unit Awards and related Performance Unit Agreements and Notices of Performance Restricted Stock Unit Awards and related Performance Restricted Stock Unit Agreements, as applicable (this “Amendment”), is hereby adopted by Earthstone Energy, Inc., a Delaware corporation (the “Company”), as of October 31, 2023 (the “Effective Date”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Earthstone Energy, Inc. 2014 Long-Term Incentive Plan (as amended, the “Plan”).

WHEREAS, in 2021, 2022, and 2023, the Company granted performance-based Restricted Stock Units under the Plan to Participants pursuant to the terms and conditions of the Notices of Performance Unit Awards, Notices of Performance Restricted Stock Unit Awards, Performance Unit Agreements, and Performance Restricted Stock Unit Agreements between the Company and each respective Participant, in each case, which remain outstanding on the Effective Date (collectively, the “Outstanding Award Agreements”);

WHEREAS, pursuant to the Plan and the Outstanding Award Agreements, the terms and conditions of the Outstanding Award Agreements may be amended without the consent of any Participant, provided that such amendment is not adverse to any Participant who holds an Award subject to such amendment;

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger by and between Permian Resources Corporation, a Delaware corporation, Smits Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, Smits Merger Sub II LLC, Permian Resources Operating, LLC, the Company, and Earthstone Energy Holdings, LLC dated as of August 21, 2023 (such agreement, along with the Company Disclosure Schedule and the Parent Disclosure Schedule, the “Merger Agreement”), which Merger Agreement contemplates that the Company may amend its outstanding Performance Stock Unit awards to provide for dividend equivalent rights in accordance with the Plan and to provide for the settlement of such awards at the maximum performance level upon the closing of the transactions contemplated by the Merger Agreement (the “Transactions”);

WHEREAS, the Company desires to amend each Outstanding Award Agreement, subject to certain conditions set forth below, in order to provide for a Cash Dividend Right (or if the Outstanding Award Agreement already provides for a Cash Dividend Right, to clarify the language regarding such right) and to provide for the settlement of such awards at the maximum performance level upon the closing of the Transactions, in each case, as permitted by the Merger Agreement; and

WHEREAS, certain Participants holding Outstanding Award Agreements, as set forth on Exhibit A hereto (the “Specified Participants”), shall be required to agree to enter into a Participant Covenant Agreement, substantially in the form attached hereto as Exhibit B, as a condition to the Company’s amendment of certain Outstanding Award Agreements.

NOW, THEREFORE, in consideration of the foregoing, effective as of the Effective Date, the Outstanding Award Agreements are hereby amended as follows:

1.	Section 1 is hereby deleted in its entirety and replaced with the following:

1.

Award of Performance Restricted Stock Units and Cash Dividend Rights. Earthstone Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the Participant under the Plan an award (the “Award”) of (a) the number of Performance Restricted Stock Units (each individually, a “Unit” and collectively, the “Units”) set forth in the Notice of Performance Restricted Stock Unit Award or Notice of Performance Unit (as applicable, the “Notice”) to which this Performance Restricted Stock Unit Agreement (this “Agreement”) is attached and (b) with respect to each Unit, a contingent right to receive an amount of cash equal to the per-share cash distributions, if any, declared by the Company with respect to Common Stock for any dividend with a record date occurring after the Grant Date and prior to the date the applicable Unit is settled, forfeited or otherwise expires (“Cash Dividend Right”). Each Cash Dividend Right entitles the Participant to receive the equivalent value of any such cash distribution paid on a single share of Common Stock. The Company will establish a separate bookkeeping account (a “Cash Dividend Account”) for each Unit and credit the Cash Dividend Account (without interest) on the applicable dividend payment date with the equivalent amount of any such cash distribution made. Except as may be explicitly provided otherwise, any reference in this Agreement to the Award shall be deemed to refer to the Units and Cash Dividend Right provided herein. This Agreement consists of the Notice and the terms and conditions of the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan, as amended from time to time (the “Plan”). Unless otherwise provided herein, capitalized terms herein will have the same meanings as in the Plan or in the Notice.

2.	Section 6(a) is hereby deleted in its entirety and replaced with the following:

(a) Continuous Employment. If a Change of Control Event occurs and the Participant’s employment or service as a director of the Company or any of its subsidiaries has not terminated prior to the Change of Control Date, then the Participant will be issued a number of shares of Class A Common Stock (or paid an amount of cash to the extent provided by Section 4(b)) equal to the number of Units that would have become Earned Performance Units and paid an amount of cash for any Cash Dividend Rights equal to the number of Earned Performance Units assuming the maximum level of performance.

3. All references to “Performance Unit” in any Outstanding Award Agreements shall be replaced by a reference to “Performance Restricted Stock Unit.”

4. Notwithstanding anything herein to the contrary, with respect to the Performance Restricted Stock Units under each Outstanding Award Agreement held by the Specified Participants, the amendments described in Sections 1, 2 and 3 of this Amendment shall not become effective until, and shall be expressly conditioned upon, the applicable Specified Participant who is party to each such Outstanding Award Agreement executing this Amendment, which signature acknowledges such Specified Participant’s agreement to enter into and be bound by an agreement substantially in the form of the Participant Covenant Agreement that is attached hereto as Exhibit B.

[Remainder of Page Intentionally Blank]

Exhibit A

Specified Participants

[Intentionally omitted.]

EXHIBIT A TO THE GLOBAL AMENDMENT

TO THE PERFORMANCE-BASED AWARD AGREEMENTS

Exhibit B

Form of Participant Covenant Agreement

[Intentionally omitted.]

EXHIBIT B TO THE GLOBAL AMENDMENT

TO THE PERFORMANCE-BASED AWARD AGREEMENTS